Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aravive, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 27, 2020, relating to the consolidated financial statements of Aravive, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

July 2, 2020